EXHIBIT 99.1

NEWS RELEASE

For additional information, contact:

Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.

Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.

(812) 482-1314

MAY 22, 2018	GERMAN AMERICAN BANCORP, INC. and FIRST SECURITY, INC. ANNOUNCE DEFINITIVE MERGER AGREEMENT

Jasper, Indiana:  May 22, 2018 — German American Bancorp, Inc. (Nasdaq:GABC) (“German American”) and First Security, Inc. (OTCQX:FIIT) (“First Security”) announced today that they have entered into a definitive agreement to merge First Security into German American. Upon completion of the transaction, First Security’s subsidiary bank, First Security Bank, Inc., will be merged into German American’s subsidiary bank, German American Bank.

Under terms of the definitive agreement, First Security common shareholders will receive a fixed exchange ratio of 0.7982 shares of German American common stock for each share of First Security in a tax free exchange, and a cash payment of $12.00 per First Security share.  After completion of the merger, it is anticipated that a board member of First Security will be joining the board of German American.  In addition, Michael F. Beckwith, President & CEO of First Security will assume the newly established role of Kentucky Divisional President.

Based upon the $35.08 per share 20-day volume weighted average price of German American’s common shares ending on May 18, 2018 (the valuation upon which the exchange ratio was established), the transaction has a value of $40.00 per First Security common share.   Because a portion of the consideration to be received is German American’s common stock, the stock portion of the transaction value will fluctuate until closing together with the market price of German American’s common shares.

Based on First Security’s number of common shares currently outstanding and the anticipated conversion of First Security’s remaining convertible subordinated debt to common shares at closing, German American expects to issue approximately 2.0 million shares of its common stock, and pay approximately $31 million cash, for all of the issued and outstanding common shares and outstanding options of First Security.  Based upon the $35.08 per share 20-day volume weighted average price of German American’s common shares ending on May 18, 2018, the transaction has an aggregate indicated value of approximately $101.0 million, with the total merger consideration being split between stock and cash on an approximate 70:30 basis.

Mark A. Schroeder, Chairman and CEO of German American, stated, “This merger with First Security represents a strategic opportunity for German American to expand our community-focused, customer-centric business model into the vibrant Kentucky metropolitan markets of Owensboro, Bowling Green, and Lexington.  First Security has built a solid community banking franchise in these three distinct Kentucky markets in which German American can provide our extensive offerings of banking, insurance, and investment products and services to First Security’s current and prospective clients.

The combination of our two organizations provides an important entrance for German American into three of the largest Kentucky metropolitan market areas, and enhances German American’s existing presence in the Evansville, Indiana metropolitan market area, which is the third largest metropolitan market in Indiana and where we currently hold a significant and growing market share.  We’re extremely excited about the multiple future organic growth opportunities this merger will afford our Company.”

Schroeder continued, “We expect that this strategic transaction will be accretive to German American’s earnings per share during the 12 months following completion of the transaction, and will have a quick tangible book value earn back.  Following completion of the merger, German American’s pro forma capital ratios will continue to significantly exceed regulatory well-capitalized levels, enabling us to continue to take advantage of future organic and acquisition growth opportunities in Kentucky and throughout our existing Southern Indiana market area.”

Michael F. Beckwith, President & CEO of First Security, stated, “This partnership with German American will enable us to deepen and broaden the financial services we provide in all of our markets, and will provide great opportunity for both our customers and employees.   Strategically and culturally, we are well aligned with German American, and through this partnership, German American is gaining a meaningful presence in Kentucky.

From a shareholder perspective, German American is one the nation’s best-performing community banking organizations, and their NASDAQ listed stock provides our shareholders with enhanced liquidity and trading volume.  German American’s reputation, financial strength and capabilities will provide tremendous value to our customers, employees, communities and shareholders.”

The transaction is expected to be completed in the fourth quarter of 2018.  Completion of the transaction is subject to approval by regulatory authorities and First Security’s shareholders, as well as certain other closing conditions. In connection with the definitive agreement, German American entered into voting agreements with the members of the Board of Directors of First Security and with certain of First Security’s principal shareholders, who collectively hold approximately 27% of the outstanding shares of First Security common stock. Subject to the terms and conditions of the voting agreements, these parties have agreed to vote their shares in favor of the transactions contemplated by the definitive agreement.

Sandler O’Neill & Partners, L.P. served as financial advisor on the transaction to German American and Bingham Greenebaum Doll LLP served as legal counsel.

Raymond James & Associates, Inc. served as financial advisor on the transaction to First Security, Inc. and Frost Brown Todd LLC served as legal advisor.

Additional Information

Communications in this press release do not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy vote or approval.  The proposed merger will be submitted to the First Security shareholders for their consideration.  In connection with the proposed merger, German American will file a Registration Statement on Form S-4 with the Securities and Exchange Commission (“SEC”) that will include a proxy statement of First Security and a prospectus of German American and other relevant documents concerning the proposed merger. INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE CORRESPONDING PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, TOGETHER WITH ALL AMENDMENTS AND SUPPLEMENTS TO THOSE DOCUMENTS, AS THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain a copy of the proxy statement/prospectus once filed, as well as other filings containing information about German American, without charge, at the SEC’s website (http://www.sec.gov) or by accessing German American’s Web site (http://www.germanamerican.com) under the tab “Investor Relations” and then under the heading “Financial Information”. Copies of the proxy statement/prospectus and the filings with the Securities and Exchange Commission that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Terri A. Eckerle, Shareholder Relations, German American Bancorp, Inc., 711 Main Street, Box 810, Jasper, Indiana 47546, telephone 812-482-1314 or to Michael F. Beckwith, President and CEO, First Security, Inc., 313 Frederica Street, Owensboro, Kentucky 42301, telephone 270-663-4668.  First Security and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of First Security in connection with the proposed Merger. Information about certain interests of the directors and executive officers of First Security and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described above.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. These forward-looking statements include, but are not limited to, statements relating to the expected timing and benefits of the proposed merger (the “Merger”) between German American Bancorp, Inc. (“German American”) and First Security, Inc. (“First Security”), including future financial and operating results, cost savings, enhanced revenues, and accretion/dilution to reported earnings that may be realized from the Merger, as well as other statements of expectations regarding the Merger, and other statements of German American’s goals, intentions and expectations; statements regarding German American’s business plan and growth strategies; statements regarding the asset quality of German American’s loan and investment portfolios; and estimates of German American’s risks and future costs and benefits, whether with respect to the Merger or otherwise.

These forward-looking statements are subject to significant risks, assumptions and uncertainties that may cause results to differ materially from those set forth in forward-looking statements, including, among other things: the risk that the businesses of German American and First Security will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame; revenues following the Merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the Merger; the ability to obtain required regulatory approvals and the approval of First Security’s shareholders, and the ability to complete the Merger on the expected timeframe; the costs and effects of litigation and the possible unexpected or adverse outcomes of such litigation; possible changes in economic and business conditions; the existence or exacerbation of general geopolitical instability and uncertainty; the ability of German American to complete integration and attract new customers; possible changes in monetary and fiscal policies, and laws and regulations; the effects of easing restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the creditworthiness of customers and the possible impairment of collectability of loans; fluctuations in market rates of interest; competitive factors in the banking industry; changes in the banking legislation or regulatory requirements of federal and state agencies applicable to bank holding companies and banks like German American’s affiliate bank; continued availability of earnings and excess capital sufficient for the lawful and prudent declaration of dividends; changes in market, economic, operational, liquidity, credit and interest rate risks associated with German American’s business; and other risks and factors identified in German American’s filings with the Securities and Exchange Commission. Neither German American nor First Security undertakes any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this press release. In addition, German American’s and First Security’s past results of operations do not necessarily indicate either of their anticipated future results, whether the Merger is effectuated or not.

About German American

German American Bancorp, Inc., is a NASDAQ-traded (symbol: GABC) bank holding company based in Jasper, Indiana.  German American, through its banking subsidiary German American Bank, operates 58 banking offices in 20 contiguous southern Indiana counties and one adjacent northern Kentucky county. The Company also owns an investment brokerage subsidiary (German American Investment Services, Inc.) and a full line property and casualty insurance agency (German American Insurance, Inc.).  At March 31, 2018, German American reported total assets of approximately $3.1 billion, total loans of approximately $2.2 billion, and total deposits of approximately $2.5 billion.

About First Security

First Security, Inc., based in Owensboro, Kentucky operates 11 retail banking offices through its wholly-owned subsidiary, First Security Bank, Inc., with retail banking offices in Owensboro, Bowling Green, Franklin and Lexington, Kentucky and in Evansville and Newburgh, Indiana.   At March 31, 2018, First Security had total assets of approximately $586 million, total loans of approximately $409 million, and total deposits of approximately $458 million.

For additional information, contact:

German American Bancorp, Inc.

Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

First Security, Inc.

Michael F. Beckwith, President & CEO of First Security, Inc

(270) 663-4668

Source: German American Bancorp, Inc.